SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported:  June 1, 2006

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VIDEO WITHOUT BOUNDARIES, INC.

(Exact name of registrant as specified in its charter)

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Florida	0-31497	65-1001686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 East Las Olas Boulevard, Suite 710, Fort Lauderdale, FL 33304

(Address of principal executive offices, including zip code)

(954) 527-7780

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 1, 2006, we entered into a letter of engagement with Trilogy Capital Partners, Inc. provide marketing and financial public relation services to us. The initial term of the agreement is twelve (12) months beginning June 1, 2006. Thereafter, the agreement may be terminated by either Trilogy or us upon thirty (30) days prior written notice to the other. We will pay Trilogy a fee of $12,500 per month under the agreement.

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the agreement with Trilogy, we issued warrants to purchase four million four hundred thousand (4,400,000) shares of our common stock at an exercise price of $.17 per share. The warrants are immediately exercisable and expire May 31, 2009. We agreed to file a registration statement with the Securities and Exchange Commission within 45 days of the date of the agreement to register the shares of common stock underlying the warrants for resale. The offer and sale of these warrants was made in reliance on Section 4(2) of the Securities Act of 1933, as amended, and did not involve a public offering.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits.

Exhibit Number	Description
4.1	Form of Warrant issued to Trilogy Capital Partners, Inc. dated June 1, 2006.
10.1	Letter of Engagement between Trilogy Capital Partners, Inc, and Video Without Boundaries, inc. June 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIDEO WITHOUT BOUNDARIES, INC.
By:	/s/ JEFFREY HARRELL
Jeffrey Harrell, Chief Executive Officer

June 2, 2006